Exhibit 10.2

EQUITY PLEDGE AGREEMENT

This EQUITY PLEDGE AGREEMENT (this “Agreement”), dated as of November 6, 2025, is entered into between SARATOGA INVESTMENT CORP., a Maryland corporation (the “Pledgor”), and U.S. Bank TRUST COMPANY, national association (“U.S. Bank”), as collateral agent for the benefit of the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, the Pledgor has entered into that certain Credit and Security Agreement, dated as of November 6, 2025 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), among Saratoga Investment Funding II LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the Pledgor, as the Collateral Manager and the Equityholder, each Lender from time to time party thereto, U.S. Bank, as Collateral Agent and Collateral Administrator, U.S. Bank National Association, as Custodian, Bank OZK, as Documentation Agent and Valley National Bank, as Administrative Agent, providing, subject to the terms and conditions thereof, for extensions of credit to be made by such Lenders to the Borrower.

WHEREAS, to induce such Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Obligations.

WHEREAS, the Pledgor is the direct legal and beneficial owner of all the Pledged Equity Interests more particularly described in Annex 2 attached hereto.

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the other Facility Documents that this Agreement be executed and delivered by the Pledgor.

NOW , THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01 Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

1.02 Certain Uniform Commercial Code Terms. As used herein, the terms “General Intangible”, “Investment Property” and “Proceeds” have the respective meanings set forth in Article 9 of the UCC.

1.03 Additional Definitions. In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.

“Equity Interests” means the limited liability company interests and other ownership or equity interests of any class in the Borrower.

“Initial Pledged Equity Interests” means the Equity Interests of the Borrower beneficially owned by the Pledgor on the date hereof and identified in Annex 2.

“Pledged Equity Interests” means, collectively, (i) the Initial Pledged Equity Interests and (ii) all other Equity Interests of the Borrower now or hereafter owned by the Pledgor, together in each case with (a) all certificates representing the same, (b) all interests, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Equity Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity Interests or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity Interests, (c) without prejudice to any provision of any of the Facility Documents prohibiting any merger or consolidation by the Borrower, all Equity Interests of any successor entity of any such merger or consolidation; and (d) with respect to all such Equity Interests, all of the Pledgor’s right to participate in the management of the business and affairs of the Borrower or otherwise control the Borrower, and all of the Pledgor’s rights as a member or manager of the Borrower).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2. Representations and Warranties. The Pledgor represents and warrants as of the Closing Date and as of each Measurement Date to the Administrative Agent, the Collateral Agent and each Lender that:

2.01 Organizational Matters; Enforceability, Etc.

(a) The Pledgor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (a) are within the Pledgor’s powers and have been duly authorized by all necessary action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or court, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the security interests created pursuant hereto, (c) will not violate any Applicable Law or regulation or the corporate charter, by-laws or other organizational documents of the Pledgor or any order of any governmental authority or court binding on the Pledgor or its property, (d) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Pledgor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such person, and (e) except for the security interests created pursuant hereto, will not result in the creation or imposition of any lien, charge or encumbrance on any asset of the Pledgor.

(b) This Agreement has been duly executed and delivered by the Pledgor and constitutes, a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The Pledgor is (and shall have all times maintained its status as) a “business development company” under the Investment Company Act.

(d) In executing and delivering this Agreement, the Pledgor has (i) without reliance on the Administrative Agent, the Collateral Agent or any Lender, or any information received from the Administrative Agent, the Collateral Agent or any Lender, and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and of the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Obligations; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent, the Collateral Agent or any Lender not embodied herein or in the other Facility Documents or any acts heretofore or hereafter taken by the Administrative Agent, the Collateral Agent or any Lender (including but not limited to any review by the Administrative Agent, the Collateral Agent or any Lender of the affairs of the Borrower).

2.02 Title. The Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than the security interest created or provided for herein, which security interest constitutes a valid first-priority perfected Lien on the Collateral.

2.03 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, and mailing address of the Pledgor as of the date hereof are correctly set forth in Annex 1.

2.04 Changes in Circumstances. The Pledgor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (b) except as specified in Annex 1, heretofore changed its name in the last five years, or (c) changed its identity or corporate structure within the past five years.

2.05 Pledged Equity Interests. The Pledged Equity Interests constitute 100% of the issued and outstanding Equity Interests of the Borrower, whether or not registered in the name of the Pledgor.

The Initial Pledged Equity Interests are, and all other Pledged Equity Interests in which the Pledgor shall hereafter grant a security interest pursuant to Section 3 will be, (i) duly authorized, validly existing, fully paid and non-assessable and (ii) duly issued and outstanding, and none of such Pledged Equity Interests are or will be subject to any contractual restriction, or any restriction under the limited liability company agreement or other organizational instrument of the Borrower, upon the transfer of such Pledged Equity Interests (except for any such restriction contained herein or in the Facility Documents). Annex 2 correctly identifies, as of the date hereof, the issuer of the Initial Pledged Equity Interests, whether such Equity Interests are certificated and the respective number of such Equity Interests (and registered owner thereof) represented by each such certificate.

2.06 Credit Agreement Representations. The Pledgor makes the representations and warranties set forth in Section 4.03 of the Credit Agreement as they relate to the Pledgor or to the Facility Documents to which the Pledgor is a party, each of which is hereby incorporated herein by reference, and the Collateral Agent, the Administrative Agent, the Lenders shall be entitled to rely on each of them as if they were fully set forth herein.

Section 3. Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of the Pledgor’s right, title and interest in, to and under the following property, in each case whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as “Collateral”):

(a) the Pledged Equity Interests; and

(b) all Proceeds of any of the Collateral, all substitutions and all products of any of the Collateral.

Section 4. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, the Pledgor hereby agrees with the Administrative Agent, the Lenders and the Collateral Agent for the benefit of the Secured Parties as follows:

4.01 Delivery and Other Perfection. The Pledgor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the reasonable judgment of the Collateral Agent or Administrative Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent and/or the Administrative Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a) if any of the Pledged Equity Interests constituting part of the Collateral are received by the Pledgor, forthwith (i) deliver to the Collateral Agent any certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent and Administrative Agent may reasonably request, all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral and (ii) take such other action as the Collateral Agent or the Administrative Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b) promptly from time to time enter into such control agreements or consents to assignments of proceeds, each in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent, as may be reasonably required to perfect the security interest created hereby in the Pledged Equity Interests, and will promptly furnish to the Collateral Agent and the Administrative Agent executed copies thereof;

(c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent or the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(d) permit representatives of the Collateral Agent and/or the Administrative Agent (or any Person designated by the Collateral Agent and/or the Administrative Agent, subject to delivery of standard confidentiality agreements), upon reasonable notice, at any time during normal business hours to visit and inspect and make abstracts from its books, records and accounts pertaining to the Collateral, the Pledgor’s business, financial condition, operations, assets and its performance under this Agreement and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and permit representatives of the Collateral Agent and/or the Administrative Agent (or any Person designated by the Collateral Agent and/or the Administrative Agent, subject to delivery of standard confidentiality agreements) to be present at the Pledgor’s place of business to review copies of communications and remittances relating to the Collateral.

4.02 Other Financing Statements or Control. The Pledgor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral or any interest therein in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) over any part of the Collateral.

4.03 Preservation of Rights; Perfection and Recordation. Neither the Collateral Agent nor the Administrative Agent shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral. If the Pledgor fails to prepare and file any instrument or to take any action required pursuant to Section 4.01 within five (5) Business Days after the Administrative Agent’s request and written instruction therefor, the Pledgor hereby designates the Collateral Agent as its agent to prepare and file such instrument and take such action required pursuant to Section 4.01. The Pledgor further authorizes the Collateral Agent to file UCC 1 financing statements and continuation statements therefor, that name the Pledgor as debtor and the Collateral Agent as secured party and that specifically identifies the Pledged Equity Interests as the Collateral in which the Collateral Agent has a grant of security hereunder. Such designation shall not impose upon the Collateral Agent or the Administrative Agent or any other Secured Party, or release or diminish, the Borrower’s obligations under Section 4.01.

4.04 Special Provisions Relating to Pledged Equity Interests.

(a) Percentage Pledged. The Pledgor will cause the Pledged Equity Interests to constitute at all times 100% of the total number of Equity Interests of the Borrower then outstanding.

(b) Certain Rights of Pledgor. So long as no Event of Default shall have occurred and be continuing and Collateral Agent has not provided the Pledgor written notice of the exercise of its rights pursuant to and in accordance with Section 4.05(a), the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity Interests for all purposes not inconsistent in any material respect with the terms of this Agreement or the Facility Documents, provided that the Pledgor agrees that it will not vote the Pledged Equity Interests in any manner that is inconsistent in any material respect with the terms of this Agreement or the Facility Documents, or in any manner materially adverse to the Collateral Agent’s, the Administrative Agent’s or the Lenders’ rights, remedies or interest in any of the Facility Documents; and the Collateral Agent shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(b).

(c) Dividends, Etc. Pre-Default. Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Equity Interests paid in cash to the extent expressly permitted by Section 9.01 of the Credit Agreement. For the avoidance of doubt, any such dividend, distributions and proceeds on the Pledged Equity Interests that are paid in accordance with the forgoing sentence shall not constitute Collateral.

4.05 Remedies. Subject to Section 6.02(d) of the Credit Agreement:

(a) Rights and Remedies Generally upon Default. If an Event of Default shall have occurred and is continuing, then subject to Section 6.02(d) of the Credit Agreement, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by Law to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i) the Collateral Agent may require the Pledgor to cause the Pledged Equity Interests to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any of such Pledged Equity Interests is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the Pledgor (through the Borrower) copies of any notices and communications received by it with respect to the Pledged Equity Interests); and

(ii) the Collateral Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Parties or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by Law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale, or other disposition under this Section 4.05 shall be applied in accordance with Section 4.08.

(b) Certain Securities Act Limitations. The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable federal, foreign or state securities laws, or otherwise, the Collateral Agent may determine that a public sale is impracticable, not desirable or not commercially reasonable and may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Borrower to register it for public sale.

(c) Other Acts. The Pledgor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 4.05 valid and binding and in compliance with all other applicable legal requirements. The Pledgor further agrees that a breach of any covenant contained in this Section 4.05 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 4.05 shall be specifically enforceable against the Pledgor.

(d) Notice. The Pledgor agrees that to the extent the Collateral Agent is required by Applicable Law to give reasonable prior notice of any sale or other disposition of any Collateral, ten days’ notice shall be deemed to constitute reasonable prior notice.

4.06 Locations; Names, Etc. The Pledgor shall provide written notice to the Collateral Agent and the Administrative Agent (i) within thirty (30) days (or such shorter period approved by the Administrative Agent) following a change in its location (as defined in Section 9-307 of the UCC), (ii) within thirty (30) days (or such shorter period approved by the Administrative Agent) following a change in its name from the name shown as its current legal name on Annex 1, or (iii) within thirty (30) days (or such shorter period approved by the Administrative Agent) prior to its agreement to or authorization of any modification of the terms of any item of Collateral that would result in a change thereof from one UCC category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the UCC) over such item of Collateral.

4.07 Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations.

4.08 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 4.08, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Section 4, shall be applied by the Collateral Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel;

Next, to the payment in full of the Advances and all due and payable yield, fees, breakage amounts, amounts in connection with Liabilities due to the Lenders and all other amount due and payable to the Lenders under the Facility Documents;

Next, to the payment in full of all other Obligations, equally and ratably in accordance with the respective amounts thereof then due and owing; and

Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

4.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of the Pledgor (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid (other than unasserted contingent obligations)), with power of substitution, in the name of the Collateral Agent or in the name of the Pledgor or otherwise, for the use and benefit of the Collateral Agent for the benefit of the Secured Parties, but at the cost and expense of the Pledgor and, except as expressly required by Applicable Law, without notice to the Pledgor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.10 Perfection and Recordation. The Pledgor authorizes the Collateral Agent to file UCC financing statements that specifically identify the Pledged Equity Interests as the Collateral.

4.11 Termination. When all Obligations shall have been finally and fully paid and performed (other than contingent indemnification obligations for which no claim has been made and other than those that expressly survive the termination of this Agreement), this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Pledgor hereunder shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor. The Collateral Agent shall also, at the expense of the Pledgor, execute and deliver to the Pledgor upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the Liens on the Collateral as required by this Section 4.11.

4.12 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Collateral Agent or the Administrative Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Collateral Agent or the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 5. Miscellaneous.

5.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and delivered to the intended recipient pursuant to Section 12.02 of the Credit Agreement.

5.02 No Waiver. No failure on the part of the Collateral Agent, the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent, the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by Law.

5.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Collateral Agent (with the consent of the Administrative Agent and each of the Lenders). Any such amendment or waiver shall be binding upon the Secured Parties and the Pledgor.

5.04 Expenses; Indemnification.

(a) The Pledgor agrees to reimburse each of the Secured Parties for all reasonable documented out-of-pocket costs and expenses incurred by them (including the reasonable fees and expenses of legal counsel) in connection with any enforcement or collection proceeding resulting from an Event of Default.

(b) The Pledgor agrees to pay, to indemnify and to hold the Collateral Agent and each other Secured Parties harmless from, any and all Liabilities which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement except to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent or other Secured Party.

(c) The agreements in this Section 5.04 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Facility Documents.

5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor and the Secured Parties (provided that the Pledgor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Collateral Agent, the Administrative Agent and each Lender).

5.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.07 Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(ii) consents that any such action or proceeding may be brought in any court described in Section 5.07(b) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 12.02 of the Credit Agreement or at such other address as may be permitted thereunder;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law; and

(v) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement any special, exemplary, punitive or consequential damages..

5.08 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM HEREIN OR RELATING HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL MANAGER, THE BORROWER, THE EQUITYHOLDER, THE AGENTS, THE COLLATERAL ADMINISTRATOR, THE CUSTODIAN, THE SECURITIES INTERMEDIARY OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT .

5.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.10 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith. In connection with any action taken (or not taken) by the Collateral Agent under the Agreement, the Collateral Agent shall have all of the rights and protections afforded to it under the Credit Agreement.

5.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

5.12. Entire Agreement. This Agreement and the other Facility Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Equity Pledge Agreement to be duly executed and delivered as of the day and year first above written.

SARATOGA INVESTMENT CORP., as Pledgor

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Scott DeRoss
Name:	Scott DeRoss
Title:	Senior Vice President

ANNEX 2

PLEDGED EQUITY INTERESTS

Issuer of Equity Interests	Class of Equity Interests	Certificated (Y/N)	Certificate No. (if applicable)	No. of Pledged Equity Interests	Percentage of Outstanding Share of the Issuer
Saratoga Investment Funding II LLC	Membership interests	N	N/A	N/A	100%